Exhibit 99.3

NBIC Holdings, Inc. and Subsidiaries

Interim Consolidated Financial Statements (Unaudited)

June 30, 2017 and 2016

NBIC Holdings, Inc. and Subsidiaries

Interim Consolidated Financial Statements

June 30, 2017 and 2016

Contents

Independent Accountant’s Review Report	1

Interim Consolidated Financial Statements (Unaudited):

Interim Consolidated Balance Sheets	2
Interim Consolidated Statements of Comprehensive Income	3
Interim Consolidated Statements of Changes in Shareholders’ Equity	4
Interim Consolidated Statements of Cash Flows	5
Notes to the Consolidated Financial Statements	6 - 26

NBIC Holdings, Inc. and Subsidiaries

Interim Consolidated Balance Sheets (Unaudited)

	June 30,	June 30,
	2017	2016
Assets
Fixed maturity securities, available for sale, at fair value	$100,461,899	$99,074,089
Cash and cash equivalents	72,464,747	55,846,193
Land and buildings (net of accumulated depreciation of $396,557 and $353,154, respectively)	1,870,184	1,913,591
Premiums receivable	28,856,477	26,676,547
Deferred acquisition costs	31,146,350	29,002,670
Investment income due and accrued	606,825	551,980
Reinsurance recoverable on paid losses	42,357,920	43,628,922
Reinsurance recoverable on unpaid losses	65,365,129	69,872,345
Ceded unearned premium reserves	128,572,253	104,192,104
Furniture, equipment and software (net of accumulated depreciation of $8,164,244 and $7,532,978, respectively)	1,058,058	907,157
Net deferred tax asset	13,629,440	21,754,846
Current tax recoverable	—	—
Equity from pools and associations	3,871,499	3,290,871
Other assets	2,972,820	2,644,277

Total assets	$493,233,601	$459,355,592

Liabilities and Shareholders’ Equity:
Liabilities
Loss and loss adjustment expenses	$84,486,463	$91,193,154
Unearned premiums	164,415,622	149,359,652
Unearned ceding commission	53,913,222	47,117,074
Commissions payable	8,179,238	7,226,984
Advance premiums	7,756,782	7,062,909
Reinsurance balances payable	60,808,636	65,427,121
Funds held	54,468	54,468
Accrued expenses and accounts payable	5,160,262	5,897,669
Accrued retirement plan	3,460,000	4,619,842
Payable for securities	825,000	1,470,714

Total liabilities	389,059,693	379,429,587

Shareholders’ Equity
Series 1 Class A Common Stock ($.001 par value; 120,000 shares authorized; 108,344 shares issued and outstanding)	108	108
Series 2 Class A Common Stock ($.001 par value; 380,000 shares authorized; 37,822 shares issued and outstanding)	38	38
Series 1 Class B Common Stock ($.001 par value; 460,000 shares authorized; 21,405 shares issued and outstanding)	22	22
Additional paid - in capital	122,842,667	122,720,798
Accumulated other comprehensive loss, net of tax	(2,533,524)	(1,876,171)
Accumulated deficit	(16,135,403)	(40,918,790)

Total Shareholders’ Equity	104,173,908	79,926,005

Total Liabilities and Shareholders’ Equity	$493,233,601	$459,355,592

The accompanying notes are an integral part of these interim consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Interim Consolidated Statements of Comprehensive Income (Unaudited)

	Six Months ended June 30,
	2017	2016
Revenues
Net premiums earned	$25,060,516	$35,338,158
Net investment income	1,308,298	1,074,293
Ceding commission earned	39,411,814	29,692,323
Other income	2,330,833	2,483,156

Total revenues	68,111,461	68,587,930
Expenses
Loss and loss adjustment expenses	11,659,203	19,390,258
Acquisition costs	29,379,726	27,441,131
General underwriting, administrative and other expenses	11,187,697	12,971,272

Total expenses	52,226,626	59,802,661
Net Income Before Taxes	15,884,835	8,785,269
Federal income tax expense	(5,585,509)	(3,083,305)

Net income after taxes	$10,299,326	$5,701,964
Other comprehensive income, net of tax:
Net pension adjustments:
Unrealized pension losses arising during period (net of tax of $72,779 and $205,102, respectively)	(135,162)	(380,904)
Reclassification adjustment for amortization of defined benefit pension items included in general underwriting and administrative expenses (net of tax of $23,732 and $24,845, respectively)	44,075	46,141

Net pension adjustments	(91,087)	(334,763)
Net unrealized gain on securities:
Unrealized holding gains arising during period (net of tax of $244,848 and $986,340, respectively)	454,718	1,831,775
Less: reclassification adjustment for net realized gains included in net investment income (net of tax of $1,684 and $4,209, respectively)	(3,127)	(7,818)

Net unrealized gain on securities	451,591	1,823,957
Other comprehensive income, net of tax	360,504	1,489,194

Comprehensive income	$10,659,830	$7,191,158

The accompanying notes are an integral part of these interim consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Interim Consolidated Statements of Changes in Shareholders’ Equity (Unaudited)

Six months ended June 30, 2017 and 2016

	Series 1 Class A Common Stock	Series 2 Class A Common Stock	Series 1 Class B Common Stock	Additional paid in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholders’ Equity
Balance at December 31, 2015	$108	$38	$22	$122,709,217	$(3,365,365)	$(46,620,754)	$72,723,266
Management incentive plan - amortization	—	—	—	11,581	—	—	11,581
Net income	—	—	—	—	—	5,701,964	5,701,964
Net pension adjustments, net of tax	—	—	—	—	(334,763)	—	(334,763)
Unrealized gain on securities, net of tax	—	—	—	—	1,823,957	—	1,823,957

Balance at June 30, 2016	$108	$38	$22	$122,720,798	$(1,876,171)	$(40,918,790)	$79,926,005

Balance at December 31, 2016	$108	$38	$22	$122,732,178	$(2,894,028)	$(26,434,729)	$93,403,589
Management incentive plan - amortization	—	—	—	110,489	—	—	110,489
Net income	—	—	—	—	—	10,299,326	10,299,326
Net pension adjustments, net of tax	—	—	—	—	(91,087)	—	(91,087)
Unrealized gain on securities, net of tax	—	—	—	—	451,591	—	451,591

Balance at June 30, 2017	$108	$38	$22	$122,842,667	$(2,533,524)	$(16,135,403)	$104,173,908

The accompanying notes are an integral part of these interim consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Interim Consolidated Statements of Cash Flows (Unaudited)

	Six Months ended June 30,
	2017	2016
Cash Flows From Operating Activities:
Premiums collected, net of reinsurance	$28,702,865	$62,153,681
Net investment income collected	827,637	(1,675,104)
Loss and loss adjustment expenses paid	(19,696,370)	(37,674,925)
Commissions and expenses, net	(2,352,322)	436,296

Net cash provided by operating activities	7,481,810	23,239,948
Cash Flows From Investing Activities:
Purchase of fixed maturities	(10,727,054)	(36,467,567)
Proceeds from fixed maturities sold and matured	9,796,884	6,961,777
Investment in fixed assets	—	(168,773)

Net cash used in investing activities	(930,170)	(29,674,563)
Increase (decrease) in cash and cash equivalents	6,551,640	(6,434,615)
Cash and cash equivalents, beginning of year	65,913,107	62,280,808

Cash and cash equivalents, end of year	$72,464,747	$55,846,193

Supplemental cash flow information:
Income tax payments, net	$4,950,000	$325,000
Interest payments	$—	$—

The accompanying notes are an integral part of these interim consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note A - Organization

Organization: NBIC Holdings, Inc., (“NBICHI” or the “Company”) a Delaware domiciled holding company was organized on January 23, 2008 with subsidiaries engaged in the property and casualty insurance business. On formation, the Company, in a private transaction, issued 30,000 shares of Series 1 Class A Common Stock in exchange for $30.0 million of cash from BFG Intermediate LP, SSP Offshore LLC and RenaissanceRe Ventures Ltd. An additional 65,000 shares of Series 1 Class A Common Stock have been subsequently issued in exchange for $65.0 million of cash from BFG Intermediate LP and SSP Offshore LLC. During 2011, 14,516 shares held by RenaissanceRe Ventures Ltd. and certain minority shareholders were purchased by BFG Intermediate LP and SSP Offshore LLC.

On the date of organization the Company purchased 100% of the issued and outstanding shares of NBIC Financial Holdings, Inc. (“NBICFHI”) (formerly known as Blackstone Financial Group, Inc.) in a private transaction. In exchange of the shares of NBICFHI the existing owners received 13,148 shares of Series 1 Class A Common Stock valued at $13,148,201. NBICFHI is a Delaware domiciled holding company that was organized in 2005 offering property and casualty insurance through its wholly-owned subsidiary, Narragansett Bay Insurance Company (“NBIC”).

The Company through NBIC is providing homeowners insurance to its policyholders in Rhode Island, Massachusetts, New York, New Jersey and Connecticut. NBIC distributes its product through a network of independent agents located in these states.

Pawtucket Insurance Company (“PIC”) a wholly-owned subsidiary of NBIC is in voluntary liquidation and is running off property and casualty business written prior to 2004 in New England and certain Mid-Atlantic states. PIC emerged from state controlled rehabilitation in December of 2005.

In January 2010, the Company’s wholly-owned subsidiary, NBIC Service Company (“Service”), entered into an administrative services and employee leasing agreement (“Agreement”) to provide administrative services to NBIC and PIC.

Both NBIC and PIC are Rhode Island domiciled companies that are subject to the regulations of the Rhode Island Department of Business Regulation (the “Department” or “RIDBR”) and the regulations of each state in which they operate. These property and casualty insurance companies undergo periodic financial examination by insurance regulatory agencies.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies

Basis of Preparation and Consolidation: These consolidated financial statements include the accounts of the Company and all its subsidiaries. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as promulgated by the Financial Accounting Standards Board Accounting Standards Codification (“ASC”). All significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the amounts included in the consolidated financial statements reflect the Company’s best estimates and assumptions, actual results could differ from these estimates.

Investments: The Company classifies its investments in fixed maturity securities as available-for-sale. Fixed maturity securities are reported at their estimated fair values (see Note C). Realized investment gains and losses and certain declines in value considered to be other-than-temporary are determined on the basis of specific identification and are included as a component of net investment income. Interest income is accrued as earned and includes amortization of premiums and discounts relating to the fixed maturity securities acquired. The Company uses the scientific method to amortize premiums and discounts relating to the fixed maturity securities, which closely approximates the effective interest method. Mortgage-backed securities (“MBS”) are amortized using the interest method considering anticipated prepayments at the date of purchase. Unrealized investment gains and losses including declines in value considered to be temporary, are determined on the basis of specific identification and are included, after adjustment for deferred income taxes, in other comprehensive income on the consolidated statements of comprehensive income.

Fair Value Measurements: The Company’s estimates of fair value for financial assets are based on the framework established in the fair value measurements and disclosures accounting guidance. The framework is based on the inputs used in valuation and requires that observable inputs be used in the valuations when available. The disclosure of fair value estimates in the fair value accounting guidance includes a hierarchy based on whether significant valuation inputs are observable. The highest priority in the hierarchy is given to unadjusted quoted prices in active markets and the lowest priority to unobservable inputs that reflect the Company’s significant market assumptions.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies (Continued)

The three levels of the hierarchy for measuring fair value are as follows:

Level 1: Inputs to the valuation methodology are quoted prices for identical assets traded in active markets.

Level 2: Inputs to the valuation methodology include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable for the asset and market corroborated inputs.

Level 3: Valuations are based on models where significant inputs are not observable. The unobservable inputs reflect the Company’s own assumptions about the inputs that market participants would use.

Fair values are based on quoted market prices when available (Level 1). The Company receives quoted market prices from a third party, nationally recognized pricing service.

When market prices are not available, the Company utilizes a pricing service to determine an estimate of fair value, which is mainly used for its fixed maturity investments. The fair value is generally estimated using current market inputs for similar financial instruments with comparable terms and credit quality, commonly referred to as matrix pricing (Level 2).

In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes are relevant to the particular asset. This may include discounted cash flow analysis or other income based approaches (Level 3).

These valuation techniques involve some level of management estimation and judgment. The Company recognizes transfers between levels in the fair value hierarchy at the end of the reporting period.

Other Than Temporary Impairments: Impairment losses, other than those considered temporary, result in a permanent reduction of the cost basis of the underlying investment and are reflected as a realized loss. In evaluating potential other than temporary impairment (“OTTI”) of investments, management considers, among other criteria: (1) for fixed maturity investments, whether the Company intends to sell the investment or whether it is more likely than not that the Company will be required to sell the investment prior to an anticipated recovery in value; (2) the likelihood of the recoverability of principal and interest for fixed maturity securities (i.e., whether there is a credit loss); (3) the length of time and extent to which the fair value has been less than amortized cost for fixed maturity securities; and (4) the financial condition, near-term and long-term prospects for the issuer, including the relevant industry conditions and trends, and implications of rating agency actions and offering prices.

OTTI for fixed maturity securities are recognized when the Company has the intent to sell or when it is more likely than not that the Company will be required to sell the security before its anticipated recovery in value. For fixed maturity investments that the Company does not intend to sell and for which it is more likely than not that the Company would not be required to sell before an anticipated recovery in value, the Company separates the credit loss component of the impairment from the amount related to all other factors and reports the credit loss component as a component of realized losses. The impairment related to all other factors is reported in accumulated other comprehensive loss. For fixed maturity investments the Company intends to sell or for which it is more likely than not that the Company will be required to sell before an anticipated recovery in value, the full amount of the impairment is included as a component of net investment income.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies (Continued)

Upon recognizing an OTTI, the new cost basis of the investment is the previous amortized cost basis less the OTTI recognized realized losses on investments. The new cost basis is not adjusted for any subsequent recoveries in fair value; however, for fixed maturity investments the difference between the new cost basis and the expected cash flows is accreted over the remaining expected life of the investment.

Cash and Cash Equivalents: Cash and cash equivalents are presented at cost which approximates fair value and consists of cash deposited at financial institutions and investments in short-term, highly liquid securities, which have original maturities of less than three months from the purchase date. The Federal Deposit Insurance Corporation (“FDIC”) insures amounts on deposit with financial institutions up to limits as prescribed by law. The Company maintains certain cash and short-term investment balances that exceed FDIC insurance thresholds or are not FDIC insured; however, the Company has not experienced any losses in such accounts. Management does not believe these balances represent a significant credit risk to the Company.

Premiums and Acquisition Costs: Premiums written and assumed are recorded in accordance with the terms of the underlying policies and are reported net of premiums ceded to reinsurers. Premiums are earned on a pro-rata basis over the period the coverage is provided. Unearned premium represents the portion of premiums written applicable to the unexpired terms of policies in force. Advance premium represents premium payments received prior to the effective date of underlying policies. No provision for uncollectible premiums receivable has been recorded at June 30, 2017 and 2016. Premium balances written off during the six months ended June 30, 2017 and 2016 amounted to $348,595 and $ 301,543, respectively.

The Company recognizes premium deficiencies when there is a probable loss on an insurance contract. Premium deficiencies are recognized if the sum of the expected losses and loss adjustment expenses and unamortized deferred acquisition costs exceed unearned premiums and anticipated investment income. No premium deficiency reserve has been recorded as of June 30, 2017 and 2016.

Acquisition costs, which vary with and are directly related to the successful acquisition or renewal of policies, consist primarily of commission paid to agents, premium taxes and certain underwriting costs. These costs are deferred and amortized over the period that the premiums are earned. Future earned premiums, the anticipated losses and other costs (and in the case of premium deficiency, investment income) related to those premiums, are also considered in determining the level of acquisition cost to be deferred (See Note F).

Reinsurance: In the normal course of business, the Company seeks to reduce the potential amount of loss arising from claim events by reinsuring certain levels of risk. Prospective reinsurance premiums, losses, and loss adjustment expenses are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The portion of ceded premium applicable to the unexpired terms of the reinsurance agreements are recorded as ceded unearned premium reserves. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. No allowance for uncollectible reinsurance was recorded as of June 30, 2017 and 2016. No reinsurance balances were written off during the six months ended June 30, 2017 or 2016.

The Company purchases quota share reinsurance from unaffiliated reinsurance partners, as more fully described in Note E.

The Company also purchases general excess of loss, catastrophe reinsurance coverage, reinstatement premium protection coverage, umbrella, coverage on named storms and facultative reinsurance which limit the Company’s exposure to large losses.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies (Continued)

Ceding commissions are deferred as unearned ceding commissions and earned over the terms of the reinsurance agreements to which they relate. Ceding commissions on the quota share agreements call for a provisional ceding commission rate, subject to a sliding scale adjustment based on the loss experience of the reinsurers. As adjustments to the ceding commission become necessary, such adjustments are reflected in current operations.

Due to the terms and December 31st effective date of the renewed net retained lines quota share reinsurance contract half of the ceded premium and ceding commission balance relative to this contract is unearned as of June 30 in the current year and earned in the remainder of the reporting period (See Note F).

Property, Equipment and Software: The Company recorded land and buildings at their estimated fair value at acquisition as a result of the purchase described in Note A. Depreciation expense on buildings is computed using the straight line method over an estimated 40-year life. Equipment and software over $25,000 are reported at cost less accumulated depreciation, capitalized and depreciated on the straight line basis over the estimated useful life (generally three to five years).

The Company accounts for costs incurred to develop computer software for internal use in accordance with the applicable guidance. As required by this guidance, the Company capitalizes the costs incurred during the application development stage, which include costs to design the software configuration and interfaces, coding, installation, and testing. Costs incurred during the preliminary project along with post-implementation stages of internal use computer software are expensed as incurred. Capitalized development costs are amortized over various periods up to three years. Costs incurred to maintain existing product offerings are expensed as incurred.

The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility, and estimated economic life.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flow is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset. No impairment losses have been recognized on long lived assets for the six months ended June 30, 2017 or 2016. Repair and maintenance costs are charged to operating expense as incurred.

Intangible Assets: The Company has recorded acquired identifiable intangible assets as a result of the purchase described in Note A. In accounting for such assets the Company follows guidance on financial accounting and reporting related to goodwill and other intangible assets at acquisition. The cost of a group of assets acquired in a transaction is allocated to the individual assets including identifiable intangible assets based on their relative fair values. Identifiable assets with a finite useful life are amortized over the period that the asset is expected to contribute directly or indirectly to the future cash flows of the Company.

All identifiable intangible assets are tested for recoverability at least annually or whenever events or changes in circumstances indicate that a carrying amount may not be recoverable. An impairment loss is recognized if the carrying value of an intangible asset is not recoverable and its carrying amount exceeds its fair value. If impairment exists, the impairment is charged to expense in the period in which it is determined. No impairment losses were recognized in the six months ending June 30, 2017 or 2016.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies (Continued)

Loss and Loss Adjustment Expenses (“LAE”): Unpaid losses and loss adjustment expenses include reserves for reported unpaid losses and loss expenses and for losses and loss expenses incurred but not reported and are net of salvage and subrogation. The reserve for reported unpaid losses and loss expenses is established by management based on information reported from insureds, pools and agents, and represents the estimated ultimate cost of events or conditions that have been reported to or identified by the Company.

The reserve for losses and loss expenses incurred but not reported is estimated by management based on loss development patterns determined by reference to the Company’s underwriting practices, historical trends and industry data for homeowners insurance. Reinsurance recoveries on unpaid losses and loss adjustment expenses have been estimated using assumptions consistent with those used to estimate the related liability for unpaid losses and loss adjustment expenses. In developing its estimate, the Company utilizes both in-house and independent external consulting actuaries.

Management believes that the reserves for unpaid losses and loss adjustment expenses are sufficient to cover the ultimate cost of losses. However, there can be no assurance that losses will not exceed or be less than the Company’s total reserves. Accordingly, the ultimate liability could be in excess of or less than the amount indicated in the consolidated financial statements. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate and if any adjustments to these estimates become necessary, such adjustments are reflected in current operations (see Note D).

Income Taxes: The Company and its subsidiaries file a consolidated federal income tax return. Deferred income tax assets and liabilities are recognized for the expected future tax effects attributable to temporary differences between the financial reporting and tax bases of assets and liabilities, based on enacted tax rates and other provisions of tax law. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income in the period in which such change is enacted. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax assets will not be realized. No valuation allowance was recorded for the six months ending June 30, 2017 or 2016.

Stock Based Compensation: The Company’s share-based management incentive plan authorizes the granting of Series 1 Class B restricted stock to certain employees. The compensation expense for these restricted stock shares was based on their estimated fair value at date of grant and amortized over the vesting period. The fair value of the restricted stock award is estimated on the date of grant based on the Black Scholes pricing model that includes assumptions such as the risk free rate on the seven year Treasury note and the expected life of award. The Company used historical and industry information to determine the assumptions and if these assumptions change significantly for future grants, compensation expense will fluctuate in future periods. The Company obtains an appraisal from a third party business valuation specialist to determine the current market value of all newly granted Series 1 Class B common stock of the Company (see Note H).

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies (Continued)

Supplemental Cash Flow Information:

	Six Months ended June 30,
	2017	2016
Reconciliation of net income to cash provided by operating activities:
Net income	$10,299,326	$5,701,964
Adjustments to reconcile net income to cash:
Amortization of fixed maturities	252,416	234,637
Depreciation and amortization	194,207	105,038
Realized gain on investments	(4,811)	(12,027)
Deferred income tax	571,339	3,083,305
Write - off of premiums receivable	348,595	301,543
Changes in assets and liabilities:
Premiums receivable	(872,746)	(804,027)
Deferred acquisition costs	(752,667)	(638,371)
Reinsurance recoverable on paid and unpaid losses	(9,699,649)	(31,448,236)
Ceded unearned premium reserves	(9,058,784)	(12,844,754)
Loss and loss adjustment expenses	1,662,482	13,163,570
Unearned premiums	3,935,582	2,778,540
Unearned ceding commission	4,165,077	7,892,162
Commissions payable	721,012	945,873
Advance premiums	3,086,028	2,735,979
Reinsurance balances payable	6,552,270	34,949,786
Payable for securities	825,000	1,470,714
Accrued retirement plan expense	(297,382)	417,373
Accrued expenses and accounts payable	(4,040,902)	(5,214,906)
Other, net	(404,583)	421,785

Cash provided by operating activities	$7,481,810	$23,239,948

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies (Continued)

Recent Accounting Pronouncements: The Company describes below recent pronouncements that may have a significant effect on its consolidated financial statements or on its disclosures upon future adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on, or are unrelated to, its financial condition, results of operations, or related disclosures.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which provides guidance on the accounting for credit losses of financial instruments that are measured at amortized cost, including held to maturity securities and reinsurance recoverables, by applying an approach based on the current expected credit losses. The estimate of expected credit losses should consider historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset in order to present the net carrying value at the amount expected to be collected on the financial asset on the consolidated balance sheet. The guidance also amends the current accounting for other-than-temporary impairment model by requiring an estimate of the expected credit loss only when the fair value is below the amortized cost of the asset. The length of time the fair value of an available for sale debt security has been below the amortized cost will no longer impact the determination of whether a potential credit loss exists. The available for sale debt security model will also require the use of a valuation allowance as compared to the current practice of writing down the asset. The standard is effective for the Company in 2021. The Company has not yet evaluated the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires recognition of the excess tax benefits or deficiencies of share-based awards through net income rather than through additional paid in capital. Additionally, the guidance allows for an election to account for forfeitures related to share-based payments either as they occur or through an estimation method. The Company will adopt this guidance in 2018 and will recognize the excess tax benefits (deficiencies) within our results of operations. The calculation of the excess tax benefits and deficiencies is based on the difference between the market value of a stock award at the date of vesting, or at the time of exercise for a stock option, compared to the grant date fair value recognized as compensation expense in the consolidated statements of operations. The Company has determined that the financial statements in future periods will be affected by this new guidance principally when excess tax benefit or deficiencies occur, given that all such future items will be recognized as income tax benefits or expense in the consolidated statements of income and comprehensive income. The value of such transactions is not currently determinable because such amounts will vary based upon the value of the Company’s common stock on the date of vesting of restricted stock or exercise of stock options. Additionally, the amounts recognized will be presented as operating activities in the consolidated statement of cash flows, whereas such amounts are currently classified as financing activities.

In January 2016, the FASB issued ASU Topic 2016-1, Financial Statements - Overall (Topic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, that affects the recognition, measurement, presentation, and disclosure of financial instruments. The guidance requires an assessment of a valuation allowance on deferred tax assets related to unrealized losses of available for sale debt securities in combination with other deferred tax assets. The standard is effective for the Company in the first quarter of 2019. The Company has not yet evaluated the effect that the updated standard will have on its consolidated financial statements and related disclosures.

In May 2015, the FASB issued Accounting Standards Update (ASU) 2015-09, Disclosures about Short-Duration Contracts. The guidance in ASU 2015-09 requires additional disclosures for the purpose of providing better insight into an insurer’s initial claim estimates and subsequent adjustments and to help financial statement users understand the frequency, severity, and timing of future cash flows related to the estimated claim costs. ASU 2015-09 will be effective for the Company as of and for the year ended December 31, 2017. Other than requiring additional disclosures, ASU 2015-09 is not expected to have a material impact on the consolidated financial statements.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note B - Significant Accounting Policies (Continued)

No other new accounting pronouncement issued or effective during the period had or is expected to have a material impact on our interim consolidated financial statements or disclosures.

Note C - Investments

Net investment income for the six months ended June 30, 2017 and 2016 is derived from the following sources:

	Six Months ended June 30,
	2017	2016
Interest income, net of amortization	$1,429,603	$1,174,664
Net realized investment gains	4,811	12,027

Total gross investment income	1,434,414	1,186,691
Less: Investment expenses	(126,116)	(112,398)

Net investment income	$1,308,298	$1,074,293

The following represents an analysis of net realized gains on investments for the six months ended June 30, 2017 and 2016:

	Six Months ended June 30,
	2017		2016
Investment gains (losses):	$		$
Gross realized gains		7,031		12,027
Gross realized losses		(2,220)		—

Net realized investment gains		$4,811		$12,027

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note C - Investments (Continued)

The following tables present the levels within the fair value hierarchy at which the Company’s financial assets are measured on a recurring basis as of June 30, 2017 and 2016:

	Estimated
	Fair Value as of
	June 30, 2017	Level 1	Level 2	Level 3
Fixed maturities:
U.S. Government bonds	$243,769	$243,769	$—	$—
Corporate bonds	36,190,657	—	36,190,657	—
Municipal bonds	12,548,939	—	12,548,939	—
Residential mortgage backed securities (“MBS”)	28,269,987	—	28,269,987	—
Commercial MBS	12,815,683	—	12,815,683	—
Asset backed securities	10,392,864	—	10,392,864	—

Total fixed maturities	100,461,899	243,769	100,218,130	—
Cash and cash equivalents	72,464,747	72,464,747	—	—

Total	$172,926,646	$72,708,516	$100,218,130	$—

	Estimated
	Fair Value as of
	June 30, 2016	Level 1	Level 2	Level 3
Fixed maturities:
U.S. Government bonds	$—	$—	$—	$—
Corporate bonds	35,944,171	—	35,944,171	—
Municipal bonds	8,182,681	—	8,182,681	—
Residential mortgage backed securities (“MBS”)	34,498,218	—	34,498,218	—
Commercial MBS	13,679,050	—	13,679,050	—
Asset backed securities	6,769,969	—	6,769,969	—

Total fixed maturities	99,074,089	—	99,074,089	—
Cash and cash equivalents	55,846,193	55,846,193	—	—

Total	$154,920,282	$55,846,193	$99,074,089	$—

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note C - Investments (Continued)

All investments are classified as available for sale. The cost or amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of investments, by major security type, at June 30, 2017 and 2016 are as follows:

	June 30, 2017
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
Fixed maturities:
U.S. Government bonds	$245,348	$—	$(1,579)	$243,769
Corporate bonds	35,800,076	435,369	(44,788)	36,190,657
Municipal bonds	12,531,560	123,883	(106,504)	12,548,939
Residential MBS	28,450,326	77,485	(257,824)	28,269,987
Commercial MBS	12,834,929	88,629	(107,875)	12,815,683
Asset backed securities	10,399,070	9,929	(16,135)	10,392,864

Total fixed maturities	$100,261,309	$735,295	$(534,705)	$100,461,899

	June 30, 2016
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
Fixed maturities:
U.S. Government bonds	$—	$—	$—	$—
Corporate bonds	35,032,771	936,524	(25,124)	35,944,171
Municipal bonds	7,845,922	336,794	(35)	8,182,681
Residential MBS	34,006,442	552,486	(60,710)	34,498,218
Commercial MBS	13,282,346	448,633	(51,929)	13,679,050
Asset backed securities	6,724,424	45,633	(88)	6,769,969

Total fixed maturities	$96,891,905	$2,320,070	$(137,886)	$99,074,089

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note C - Investments (Continued)

The unrealized losses as of June 30, 2017 and 2016 are considered to be temporary impairments. Individual security positions comprising this balance have been evaluated by management, based on specific criteria to determine if these impairments should be considered other than temporary. The Company has concluded that the value of the investments for which it reports unrealized losses at June 30, 2017 and 2016 are not other than temporarily impaired.

	June 30, 2017
	Less than 12 months			12 months or more			Total
	# of	Estimated	Unrealized	# of	Estimated	Unrealized	# of	Estimated	Unrealized
	Securities	Fair value	loss	Securities	Fair value	loss	Securities	Fair value	loss
U.S. Government bonds	1	243,770	(1,579)	—	—	—	1	243,770	(1,579)
Corporate bonds	17	7,743,784	(38,189)	1	292,833	(6,599)	18	8,036,617	(44,788)
Municipal bonds	18	5,039,812	(106,504)	—	—	—	18	5,039,812	(106,504)
Residential MBS	21	19,517,661	(194,899)	5	2,136,682	(62,925)	26	21,654,343	(257,824)
Commercial MBS	6	5,158,628	(42,812)	1	1,030,952	(65,063)	7	6,189,580	(107,875)
Asset backed securities	9	7,392,393	(16,135)	—	—	—	9	7,392,393	(16,135)

	72	45,096,048	(400,118)	7	3,460,467	(134,587)	79	48,556,515	(534,705)

	June 30, 2016
	Less than 12 months			12 months or more			Total
	# of	Estimated	Unrealized	# of	Estimated	Unrealized	# of	Estimated	Unrealized
	Securities	Fair value	loss	Securities	Fair value	loss	Securities	Fair value	loss
U.S. Government bonds	—	—	—	—	—	—	—	—	—
Corporate bonds	1	249,335	(658)	3	1,124,906	(24,466)	4	1,374,241	(25,124)
Municipal bonds	1	259,443	(35)	—	—	—	1	259,443	(35)
Residential MBS	1	3,578	(2)	6	3,072,517	(60,708)	7	3,076,095	(60,710)
Commercial MBS	—	—	—	3	4,099,482	(51,929)	3	4,099,482	(51,929)
Asset backed securities	1	750,547	(88)	—	—	—	1	750,547	(88)

	4	1,262,903	(783)	12	8,296,905	(137,103)	16	9,559,808	(137,886)

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note C - Investments (Continued)

Expected maturities may differ from contractual maturities as borrowers may have the right to call or prepay obligations without penalties. The scheduled maturities of fixed-maturity securities at June 30, 2017 are as follows:

	Amortized	Estimated Fair
	Cost	Value
Years to maturity:
One year or less	$2,382,819	$2,384,246
Over one through five years	14,517,632	14,657,450
Over five through ten years	26,070,279	26,203,149
Over ten years	5,606,254	5,738,520
Residential MBS	28,450,326	28,269,987
Commercial MBS	12,834,929	12,815,682
Asset backed securities	10,399,070	10,392,864

Total	$100,261,309	$100,461,899

Note D - Loss and Loss Adjustment Expenses

Components of the liability for unpaid losses and loss adjustment expenses and related reinsurance recoverable at June 30, 2017 and 2016, are as follows:

	2017	2016
Reserve for reported losses and loss adjustment expenses	$40,933,782	$40,391,021
Reserve for losses incurred but not reported	43,552,681	50,802,133

Total reserve for losses and loss adjustment expenses	84,486,463	91,193,154
Reinsurance recoverable on unpaid losses	(65,365,129)	(69,872,345)

Net reserve for losses and loss adjustment expenses	$19,121,334	$21,320,809

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note D - Loss and Loss Adjustment Expenses (Continued)

Following is a reconciliation of the beginning and ending reserve balances for losses and loss adjustment expenses, net of reinsurance recoverables, for the six months ended June 30, 2017 and 2016:

	2017	2016
Unpaid losses and loss expense at beginning of year	$82,823,981	$78,029,584
Less: Unpaid losses and loss expenses recoverable	(59,454,597)	(55,685,673)

Net unpaid losses and loss expense at beginning of year	23,369,384	22,343,911

Incurred related to:
Current year	13,009,236	20,179,641
Prior years	(1,350,033)	(789,383)

Total net incurred losses and loss expenses	11,659,203	19,390,258

Paid related to:
Current year	10,633,981	14,692,288
Prior years	5,273,272	5,721,072

Total net paid losses and loss expenses	15,907,253	20,413,360

Net unpaid losses and loss expense at end of year	19,121,334	21,320,809
Plus: Unpaid losses and loss expenses recoverable	65,365,129	69,872,345

Unpaid losses and loss expense at end of year	$84,486,463	$91,193,154

For the six months ended June 30, 2017, loss and loss expenses incurred includes net favorable development of prior year estimated liabilities of $1,350,033. The favorable development was primarily related to better than expected loss experience on the 2016 accident year.

For the six months ended June 30, 2016, loss and loss expenses incurred includes net favorable development of prior year estimated liabilities of $789,383. The favorable development was primarily related to better than expected loss experience on the 2012 through 2015 accident years.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note E - Reinsurance

The Company purchases reinsurance to manage various exposures including catastrophe risks. Although reinsurance agreements contractually obligate the Company’s reinsurers to reimburse it for the agreed-upon portion of its gross paid losses, they do not discharge the primary liability of the Company.

The amounts for net premiums written and net premiums earned in the consolidated financial statements are net of reinsurance. Direct and ceded premiums for the six months ended June 30, 2017 and 2016 are as follows:

	2017		2016
	Premiums Written	Premiums Earned	Premiums Written	Premiums Earned
Direct	$159,070,964	$155,135,382	$144,506,948	$141,728,408
Ceded	(139,133,651)	(130,074,866)	(119,235,004)	(106,390,250)

Net	$19,937,313	$25,060,516	$25,271,944	$35,338,158

Effective June 1, 2017, the Company entered into a gross quota share reinsurance contract whereby the Company ceded 18.75% share of all homeowners business insured to four reinsurers.

Effective December 31, 2016, the Company renewed and increased the cession amount of its net retained lines quota share reinsurance contract. The Company cedes 60% of all homeowners business insured, net of reinsurance agreements that inure to the benefit of the contract. The reinsurer’s maximum limits for any occurrence is $12.0 million (60% of $20 million) for property business. The 60% is placed across nine reinsurer partners.

Effective June 1, 2016, the Company entered into a gross quota share reinsurance contract whereby the Company ceded 15% share of all homeowners business insured to four reinsurers. Effective June 1, 2015, the Company entered into a gross quota share reinsurance contract whereby the Company ceded 7.5% share of all homeowners business insured to two reinsurers.

As the effective dates of the net quota share contracts were December 31, 2016 and 2015, respectively, half of the balance of ceding commissions related to the current year has been deferred as unearned ceding commission on the interim consolidated balance sheet as of June 30, 2017 and 2016. Ceding commission earned during the six months ended June 30, 2017 and 2016 amounted to $39,411,814 and $29,692,323, respectively.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note F - Deferred Policy Acquisition Costs and Unearned Ceding Commission

The following summary reflects the Company’s deferred policy acquisition costs and unearned ceding commission deferred for amortization against future earned premiums for the six months ended June 30, 2017 and 2016, respectively:

	2017	2016
Deferred acquisition costs, beginning of year	$30,393,683	$28,364,299
Costs incurred and deferred during year:
Commissions and brokerage costs	25,651,798	23,625,657
Other underwriting and acquisition costs	967,253	961,753
Premium taxes	3,513,342	3,492,092

Acquisition costs incurred and deferred during the year	60,526,076	56,443,801
Amortization	(29,379,726)	(27,441,131)

Deferred acquisition costs, end of period	$31,146,350	$29,002,670

	2017	2016
Unearned ceding commission, beginning of year	$49,748,145	$39,224,912
Commissions ceded and deferred during year:
Commissions and brokerage costs	43,576,891	37,584,485
Ceding commission earned	(39,411,814)	(29,692,323)

Unearned ceding commission, end of period	$53,913,222	$47,117,074

Note G - Employee Benefit Plans

The Company sponsors a qualified defined benefit pension plan (“Plan”) covering its current and former employees. Effective July 27, 2003, benefits accumulated under the Plan were frozen and no further benefits are accumulating for employees. The measurement date used to determine the net periodic pension cost is December 31, 2017 and 2016, respectively.

The composition of net periodic benefit cost is as follows as of June 30:

	2017	2016
Net periodic cost
Interest cost	$162,577	$196,316
Expected return on plan assets	(129,574)	(162,492)
Amortization of net loss	67,807	70,987
Recognized settlement loss	—	—

Total net periodic benefit cost	$100,810	$104,811

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note G - Employee Benefit Plans (Continued)

The following assumptions were used in determining the net periodic pension cost for the plan six months ending June 30:

	2017	2016
Weighted average assumptions
Discount rate	3.75%	4.00	%*
Expected long term rate of return on assets	5.00%	5.50%
Rates of increase in compensation levels	N/A Plan is frozen	N/A Plan is frozen

*	(Liability re-measured at 3.75% on December 31, 2016 due to certain lump sum settlement events.

Contributions to the Plan during 2017 are estimated to be $437,551. Due to the relatively small number of plan participants, actual payouts over the ten year period detailed above could vary significantly from the estimates shown, depending on the retirement decisions made by the individual participants and other factors.

The Company also has a non-qualified supplemental executive retirement plan (“SERP”) covering four former employees. At June 30, 2017 and 2016, assets at an estimated fair value of $1,213,041 and $1,213,253, respectively, were held in a Rabbi Trust for two of the former employees for an original period of five years (“allocated assets”). In December 2003, the two former employees assigned their rights under the SERP to American International Specialty Life Insurance Company (“AISLIC”). At December 31, 2011, the allocated assets were $720,972 and a related liability recorded as a component of accrued retirement plan expense on the consolidated balance sheets. The Superior Court order provides for the payment of losses and loss adjustment expense reserves, net of reinsurance (“loss reserves”) from the allocated assets in the event loss reserves develop adversely above $28,450,000, which was actuarially determined in connection with the closing of the sale of the Company. Under the terms of the order on December 5, 2011, the Company was due to pay out the allocated assets to AISLIC. In November 2011 the Company filed a motion with the Rhode Island Superior Court to further delay the payment of assets. The motion to delay payment was approved for an additional three years by the Rhode Island Superior Court. The Company is currently in settlement negotiations with AISLIC. While the final resolution of the settlement is uncertain, based upon currently available information, management believes the amount will not exceed $50,000. Accordingly, the Company reduced the SERP liability to $50,000 in 2012. There have been no further developments related to this matter since 2012.

The Company sponsors a 401(K) savings plan which employees can elect to participate in following six months of service. Commencing in 2011, the Company matches 401(K) contributions dollar for dollar for the first $1,000 contributed per year, and fifty cents on the dollar, thereafter, up to a maximum of 3%. Employer contributions vest 20% each year until fully vested after 5 years. The Company does not offer any post-employment benefits. For the six months ended June 30, 2017 and 2016, the Company’s contributions to the plan on behalf of the participating employees were $224,641 and $192,071, respectively.

Note H - Common Stock and Stock Based Employee Compensation

The holders of Series 1 Class A common stock and Series 2 Class A common stock (collectively the “Class A shareholders”) are each entitled to three votes per share and the holders of Series 1 Class B common stock (“Class B shareholders”) are entitled to one vote per share. In the event of a liquidation, dissolution or winding up of the Company, the holders of Series 2 Class A common stock shall be entitled to receive, prior and in preference to the holders of Series 1 Class A common stock and the holders of Class B common stock any distribution of assets of the

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note H - Common Stock and Stock Based Employee Compensation (Continued)

Company. Only after full payment has been made to the holders of Series 2 Class A common stock, the holders of Series 1 Class A common stock shall be entitled to receive, prior and in preference to the holders of Class B common stock.

The Company’s Management Incentive Program (“the Plan”) provides for grants of restricted stock and is administered by the Board of Directors and the Compensation Committee of the Board of Directors. The restricted stock awards issued vest as set forth in the applicable award agreements. These shares contain certain restrictions, prior to vesting, related to, among other things, forfeiture in the event of termination of employment, voting restrictions and subordinate to Series 1 Class A Common Stock. The recipients are not entitled to receive delivery of a stock certificate prior to vesting, nor may any restricted stock be sold, transferred, pledged, or otherwise disposed of by the holder.

During 2014, there were 21,920 Class B shares of restricted stock granted to certain employees. Of the 21,920 Class B shares granted, 7,475 vested during 2014. The remaining shares are subject to vesting restrictions that incorporate an element of time through 2019. During the six months ended June 30, 2017 and 2016, the Company amortized $110,489 and $11,581, respectively, to compensation expense for the vesting of restricted stock grants.

Note I - Accumulated Changes in Other Comprehensive Income

A summary of the net changes in after-tax accumulated other comprehensive income for each of the six month periods ending June 30, 2017 and 2016 and significant amounts reclassified out of accumulated other comprehensive income for each of the six months ended June 30, 2017 and 2016 are as follows:

			Accumulated
	Net Unrealized		Other
	(Losses) Gains	Net Pension	Comprehensive
	on Securities	Adjustments	Loss
Balance at December 31, 2015	(405,747)	(2,959,618)	(3,365,365)
Other comprehensive income, net before reclassifications	1,831,775	(380,904)	1,450,871
Reclassifications from accumulated other comprehensive income	(7,818)	46,141	38,323

Balance at June 30, 2016	$1,418,210	$(3,294,381)	$(1,876,171)

Balance at December 31, 2016	(321,207)	(2,572,821)	(2,894,028)
Other comprehensive income, net before reclassifications	454,718	(135,162)	319,556
Reclassification from accumulated other comprehensive income	(3,127)	44,075	40,948

Balance at June 30, 2017	$130,384	$(2,663,908)	$(2,533,524)

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note I - Accumulated Changes in Other Comprehensive Income (Continued)

Reclassifications from other comprehensive income into net earnings during the six months ended June 30, 2017 and 2016 are as follows:

			Accumulated
	Net Unrealized		Other
	(Losses) Gains	Net Pension	Comprehensive
	on Securities	Adjustments	Income
Balance at June 30, 2016
Net investment income	(12,027)	70,987	58,960
General underwriting and administrative expenses	—	—	—

Reclassification before income taxes	(12,027)	70,987	58,960
Applicable income tax expense	4,209	(24,845)	(20,636)

Reclassification net of tax	$(7,818)	$46,142	$38,324

Balance at June 30, 2017
Net investment income	(4,811)	67,807	62,996
General underwriting and administrative expenses	—	—	—

Reclassification before income taxes	(4,811)	67,807	62,996
Applicable income tax expense	1,684	(23,732)	(22,048)

Reclassification net of tax	$(3,127)	$44,075	$40,948

Note J - Statutory Financial Data

PIC and NBIC statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Department. Currently, “prescribed” statutory accounting practices are interspersed throughout state insurance law and regulations, the National Association of Insurance Commissioners (the “NAIC”) Accounting Practices and Procedures Manual and a variety of other NAIC publications. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state and may differ across companies within a state and may change in the future.

The statutory capital and surplus and net income, based on unaudited filings for the principal operating subsidiaries of the Company for the six months ended June 30, 2017 and 2016 are as follows:

	NBIC		PIC
	2017	2016	2017	2016
Statutory capital and surplus	$99,406,101	$74,100,869	$3,115,214	$2,066,543
Statutory net income	$10,162,969	$12,464,354	$173,840	$194,121

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note J - Statutory Financial Data (Continued)

The primary differences between statutory financial statements and statements prepared in accordance with GAAP are that statutory financial statements do not reflect deferred policy acquisition costs, unearned ceding commissions, unrealized gains (losses) on certain investments, and other adjustments. Additionally, reported deferred income tax assets are calculated in a different manner for statutory financial reporting purposes.

PIC, with the explicit permission of the Department, records the value of its buildings and land at fair market value in the statutory financial statements. If buildings and land were carried at depreciated cost, property and statutory surplus would be decreased by $1,385,338 and $1,442,838 at June 30, 2017 and 2016, respectively. Net income would increase by $28,750 for both the six months ending June 30, 2017 and 2016.

The Department requires PIC and NBIC to maintain a minimum of $3,000,000 in statutory capital and surplus. Property and casualty insurance companies are subject to certain Risk-Based Capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a property and casualty insurance company is to be determined based on the various risk factors related to it. At June 30, 2017 and 2016 both NBIC and PIC met their respective RBC requirements. Since 2005, PIC has been working with the Department in managing its run-off plan. Accordingly, PIC ceased writing new business in 2005 and has settled 565 of the 570 open occurrences. The Company’s run-off plan is intended to honor all of its policy holder obligations while safeguarding its assets through effective claims management and sound investment practices. The Company has the appropriate staffing and other resources to handle all aspects of run-off, including claims, finance and corporate governance.

During 2011, PIC issued a surplus note to Service in the amount of $650,000. Interest on the surplus note is to be paid at a rate equal to LIBOR. The principal amount of the surplus note is payable upon the earlier of 1) PIC being reimbursed for net operating losses utilized in the NBICHI consolidated tax return or 2) December 31, 2017. On December 28, 2016 an allonge was attached to the surplus note extending the payable date from December 31, 2016 to December 31, 2017. In 2012, the Company issued an additional surplus note to Service in the amount of $500,000. Interest on the surplus note is to be paid at a rate equal to LIBOR. The principal amount of the surplus note is payable upon the earlier of 1) PIC being reimbursed for net operating losses utilized in the NBICHI consolidated tax return or 2) December 31, 2017. Principal and interest payments on the surplus notes are subject to approval from the Department. As of June 30, 2017, no interest or principal has been paid or accrued to date on either surplus note.

As of June 30, 2017 and 2016, PIC is in the position of being reimbursed for net operating losses utilized in the NBICHI consolidated tax return. Management notified the Department of this change and the Department indicated that the trigger of repayment of the surplus notes would be disallowed until at time in the future when the solvency status of PIC had improved significantly. At such time the Superintendent of Insurance of Rhode Island would re-visit PIC’s solvency status to ensure the result of such payment would not adversely affect such status in the present and near future.

In the event that PIC is subject to delinquency proceeding pursuant to the Rhode Island Insurers’ Rehabilitation and Liquidation Act, RIGL 27-14.3-1, then each of the surplus notes would be satisfied in accordance with the priority distribution set forth in RIGL 27-14.3-46.

NBIC may pay dividends from earnings without prior approval of the Department except as required under Rhode Island law. However, the RIDBR requires notification of such dividends prior to payment. PIC may not pay dividends without prior approval from the RIDBR. Neither NBIC nor PIC declared or paid any dividends during the six months ended June 30, 2017 and 2016.

NBIC Holdings, Inc. and Subsidiaries

Notes to the Interim Consolidated Financial Statements (Unaudited)

Note K - Related Party Transactions

The Treiber Group LLC (“Treiber”) is an independent agent that distributes NBIC insurance products and is paid commissions in accordance with the terms of an agency contract. The commission paid during the six months ended June 30, 2017 and 2016 was $3,314,901 and $3,248,367, respectively. An affiliate of Treiber, Treiber Acquisition Group, LLC is a shareholder of the Company.

Note L - Contingent Liabilities and Commitments

The Company is named as a defendant in various legal actions arising primarily from claims made under its insurance policies and contracts. Those actions are considered by the Company in estimating its unpaid loss and loss adjustment expense reserves. The Company’s management believes that the resolution of those actions will not have a material effect on the Company’s financial position or results of operations.

As of June 30, 2017 and 2016, the Company has $1,022,282 and $1,024,679 respectively, on deposit with government authorities as required by law.

The Company is assessed amounts by state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies and other state special purpose assessments. At June 30, 2017 and 2016, the Company had accrued liabilities for taxes, licenses, fees and guaranty fund assessments of $662,319 and $853,370, respectively.

Note M - Subsequent Events

The Company has evaluated subsequent events for disclosure and recognition through August 9, 2017, the date on which these financial statements were available to be issued, and has considered any relevant matters in the preparation of the financial statements and footnotes.

The Company is currently in discussion with a potential purchaser that would acquire 100% of the issued and outstanding shares of NBIC Holdings, Inc. The potential sale of the Company is contingent upon both the buyer and the Company agreeing to the final terms of the transaction and is also subject to regulatory approvals.